EXHIBIT 23.1

                           Donahue Associates, L.L.C.
                          Certified Public Accountants
                           27 Beach Road, Suite CO5-A
                           Monmouth Beach, N.J. 07750

(732) 229-7723 phone


                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in the Registration Statement of LIFE ENERGY & TECHNOLOGY INC., on Form S-8 to be filed on or about October 11, 2002, with the Securities and Exchange Commission our report dated September 25, 2002 on the financial statements of LIFE ENERGY & TECHNOLOGY INC., which expresses an unqualified opinion.






/s/ Donahue Associates, LLC
Donahue Assciates, LLC
Monmouth Beach, New Jersey
October 11, 2002